UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

BRISSET BEER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54452	80-0778461
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

370 Guy Street, Suite G9, Montreal, Quebec, Canada	H3J 1S6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (514) 906-6851

(Former name or former address, if changed since last report)

With a copy to:
Philip Magri, Esq.
Magri Law Firm, LLC
2642 NE 9th Avenue
Fort Lauderdale, FL 33334
T: 646.502.5900
F: 646.826.9200
pmagri@magrilaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On February 11, 2019, pursuant to a Stock Purchase Agreement, dated November 21, 2017, by and among Stephan Pilon, Pol Brisset (the “Selling Stockholders”), and Redstone Ventures, LTD (the “Purchaser”), the Purchaser purchased an aggregate of 7,561,000 shares of common stock of Brisset Beer International, Inc., a Nevada corporation (the “Company”), from the Selling Stockholders for $0.00238 per share, or an aggregate purchase price of $18,000.  The 7,561,000 shares of common stock purchase by the Purchaser from the Selling Stockholders represent approximately 76.66% of the outstanding 9,863,000 shares of common stock of the Company and constitute a change in control of the Company. The source of funds was working capital of the Purchaser.  Mr. S. Polishetty has voting and dispositive control over the Purchaser.

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2019, Stephane Pilon resigned as the President, Chief Executive Officer, Chief Financial Officer, Treasurer and member of the Board of Directors of the Company and Mr. Pol Brisset resigned as the Secretary and member of the Board of Directors of the Company.  Mr. Pilon’s resignation was not due to any disagreement with the Company or its management with respect to any matter relating to the Company’s operations, policies or practices.

On February 11, 2019, Pol Brisset resigned as the Secretary and member of the Board of Directors of the Company.  Mr. Brisset’s resignation was not due to any disagreement with the Company or its management with respect to any matter relating to the Company’s operations, policies or practices.

Simultaneously with Messrs. Pilon’s and Brisset’s resignations from the Company, the Board of Directors of the Company appointed Kevin G. Malone as the President, Chief Executive Officer (Principal Executive Officer), Secretary and Treasurer (Principal Financial Officer) of the Company and as a member of the Company’s Board of Directors.

Mr. Malone, 53 years old, has been serving as the Chief Executive Officer and President of Supernova Energy, Inc. (OTC Pink Sheets: SPRN), an oil and gas exploration development stage company, since March 2014. From February 2013 to June 15, 2017, Mr. Malone served as a member of the board of directors of Cruzani, Inc. (OTC Pink Sheets: CZNI) then known as US Highland Inc. (OTC Pink Sheets: UHLN), and from January 8, 2016 to June 15, 2017, as the President of U.S. Highland, Inc. Prior to joining US Highland, Inc. in February 2013, Mr. Malone worked in the financial service industry since 1985. From March 2009 through October 2012, Mr. Malone served as head trader for R.F. Lafferty & Company, Inc. From January 2006 until March 2009, Mr. Malone worked in the same capacity at Westminster Securities Corporation. From December 2002 through January 2006, Mr. Malone worked for Aegis Capital Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISSET BEER INTERNATIONAL, INC.

Dated: March 4, 2019	By:	/s/ Kevin G. Malone
Kevin G. Malone
Chief Executive Officer, President, Secretary & Treasurer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)